EXHIBIT 99.1

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INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS Statements made in this presentation that state the Company’s or management's intentions, hopes, beliefs, expectations or predictions of the future are forward- looking statements. It is important to note that the Company's future events and actual results, financial or otherwise, could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause future events or actual results to differ materially from those in the forward-looking statements are included in the “Risk Factors” section of the Company's SEC filings, including, but not limited to, the Company's Annual Report and quarterly reports. You are cautioned not to place undue reliance on such forward-looking statements. USE OF NON-GAAP MEASURES We frequently use the non‐GAAP measures of funds from operations (“FFO”), operating funds from operations (“Operating FFO”), earnings before depreciation, amortization and deferred taxes (“EBDT”), comparable net operating income (“NOI”), and measures based on the pro‐rata consolidation method (“pro‐rata”) to explain operating performance and assist investors in evaluating our business. In addition, we present a schedule of components to assist investors in determining the “net asset value” (“NAV”) of the Company and an implied cap rate, also non- GAAP measures. For a more thorough discussion of FFO, Operating FFO, EBDT, NOI, pro‐rata measures, and NAV, including how we reconcile these applicable measures to their GAAP counterparts, please refer to the Supplemental Package furnished to the SEC on Form 8‐K on March 27, 2013. Copies of our quarterly and annual Supplemental Packages can be found on our website at www.forestcity.net, or on the SEC’s website at www.sec.gov. 3

University Park at MIT Cambridge, Massachusetts This award winning 28-acre, mixed-use campus was started by Forest City in the 1980’s and is immediately adjacent to the Massachusetts Institute of Technology in Cambridge. The 2.5 million s.f. project includes a 210 room hotel, 674 residential units, a grocery store, restaurants and retail, in addition to 11 life science buildings. 4

Drive operational excellence through all aspects of our company Focus on core markets and products as we develop, own and operate a high- quality portfolio Build a strong, sustaining capital structure, improved balance sheet and debt metrics OUR 2012-2015 STRATEGIC PLAN 5 CAPABILITY ADAPTABILITY ACCOUNTABILITY CAPABILITY ADAPTABILITY ACCOUNTABILITY CAPABILITY - ADAPTABILITY - ACCOUNTABILITY

COMPANY PROFILE Founded in 1920 and traded publically since 1960, Cleveland based Forest City is known nationally as a property owner, manager, and developer of some of the largest and most prestigious real estate projects in the country. Forest City’s diverse portfolio includes many premier properties located throughout the United States. With a focus on Core Markets – the New York City metropolitan area, Boston, Greater Washington, D.C., Denver, Los Angeles, San Francisco, Dallas, Philadelphia and Chicago – we have overcome high barriers to entry and developed a unique franchise. Each of these core markets are great urban centers with strong demographics and superior growth potential. 6

OUR MISSION Forest City is a leading owner, operator, and developer of distinctive and diversified real estate projects in select core markets, which create value for our customers, shareholders, and communities through place creation, sustainable practices, and a long-term investment perspective. We operate by developing meaningful relationships and leveraging our entrepreneurial capabilities with creative and talented associates who embrace our core values. OUR VISION To be the real estate leader and partner-of-choice in creating distinctive places to live, work, and shop. 7

RECENT ANNOUNCEMENTS  Announced $138.9 million privately negotiated exchange of 3.625% Puttable Equity-Linked Senior Notes due 2014  Fitch Ratings initiates “BB-” Rating  Completed redemption of $53.3 million, 7.625% Senior Notes due 2015 and all of the outstanding 7.0% Preferred Stock  Closed on a 3 Year, $465 million Revolving Credit Facility  Multifamily Development Equity Fund formed in partnership with Arizona State Retirement System 8

$138.9 MILLION EXCHANGE OF 3.625% PUTTABLE EQUITY-LINKED SENIOR NOTES DUE 2014  GOAL: Continue to build a strong, sustaining capital structure, strategically taking advantage of opportunities to de-lever and reduce interest expense, while improving our debt metrics.  STATUS: On April 16, 2013, we announced separate, privately negotiated exchange agreements whereby we will exchange approximately $138.9 million aggregate principal amount of our 3.625% Puttable Equity-Linked Senior Notes due 2014 (“the Notes”) for approximately 9,549,721 shares of Class A Common Stock, plus a cash payment of $4.9 million for additional exchange consideration, accrued interest and in lieu of fractional shares.  IMPACT: The transaction reflects our continued focus on reducing debt and improving our balance sheet. The exchanges were executed at the current put value rate for the Notes and were non-dilutive to Forest City shareholders. Approximately $61.1 million of the Notes will remain outstanding after the exchanges. The transaction, results in a permanent reduction of annual fixed charges by over $5.0 million. 9

Fitch Ratings Initiates ‘BB-’ Rating; Outlook Stable  GOAL: Continue to improve the overall risk profile of the company, through building a strong, sustaining capital structure.  STATUS: On March 26, 2013 Fitch Ratings assigned initial credit ratings to Forest City Enterprises, which are:  IMPACT: Fitch’s positive comments and “stable outlook” reaffirm the steps we have taken as a company to improve our debt metrics. This rating follows an upgraded Senior Note Credit Rating issued by Standard & Poor’s to “B”, and Moody’s reaffirming their positive outlook for Forest City. The rating also gives us an additional benchmark to measure our progress as we continue to de-lever and work to improve our balance sheet metrics. Continuing to achieve additional improvement in all of our corporate debt ratings will remain a high priority. 10 Rating Issuer Default Rating (IDR) ‘BB-’ Bank revolving credit facility ‘BB-’ Senior unsecured notes ‘BB-’ Convertible senior unsecured notes ‘BB-’

REDE MPTION OF 7.625% SENIOR NOTES AND CONVERTIBLE PREFERRED STOCK  GOAL: Continue to build a strong, sustaining capital structure, strategically taking advantage of opportunities to de-lever and reduce interest expense, and dividend distribution while improving our debt metrics.  STATUS: On March 15, 2013, Forest City redeemed all the outstanding shares of its preferred stock, approximately 211,038 shares, or $10.5 million aggregate liquidation preference, outstanding at the time of notice. After the time of notice and prior to the redemption date, 109,768 shares or approximately $5.4 million aggregate liquidation preference, were converted to shares of Class A common stock pursuant to the original terms of the Series A preferred stock. Separately, we redeemed on March 29, 2013, the remaining $53.3 million 7.625% Senior Notes due 2015.  IMPACT: The two transactions resulted in a permanent reduction of annual fixed charges by $4.8 million. These transactions reduced outstanding senior notes by $53.3 million and Preferred Stock by $10.5 million, and result in overall improved debt metrics. 11

CLOSED ON A 3 YEAR, $465 MILLION CREDIT FACILITY  GOAL: Continue to build a strong, sustaining capital structure by maintaining appropriate liquidity levels and providing more favorable pricing and greater flexibility in our revolving credit facility terms.  STATUS: On February 21, 2013, we closed on a new 3 year, $465M Credit Facility: – $15M increase from previous $450M facility due to commitment increases from several member banks. – 14 member bank group (13 banks from the prior group and 1 new bank) – Revised terms provide an approximate 100bps improvement in pricing through a 25 bps reduction in interest rate spread to L+350, with no LIBOR floor – Accordion feature to $500M (upon identifying additional participating banks) – Allows for repurchase of up to $100M Class A stock (in line with December 2012 Board of Directors resolution)  IMPACT: Provides liquidity and flexibility to meet our strategic goals 12

MULTIFAMILY DEVELOPMENT EQUITY FUND  GOAL: Secure strategic capital partnerships to activate existing entitlement, accelerate growth, mitigate risk and enhance value creation.  STATUS: Closed on a strategic capital partnership with Arizona State Retirement System (“ASRS”) in December, 2012. The $400 million equity fund will invest in multifamily development in five core markets, of New York City, Washington, D.C., Philadelphia, Los Angeles, and San Francisco.  SELECTION: Forest City chosen by ASRS based on development expertise, a visible pipeline of opportunities, as well as engagement in communities where we do business.  FUNDING: 75% ASRS, 25% Forest City  IMPACT: Equity to be paired with project financing for estimated aggregate development investment of $800 million – $1 billion. 13

• Efficient tax strategies = minimal cash taxes • Multi-product & mixed-use projects • Greater flexibility to retain, invest, and distribute cash • Only 12% of debt is corporate recourse debt; all property-level debt is non-recourse TYPICAL REIT • REIT legal structure provides tax benefit • Focus on a single product type • Must distribute 90% of taxable income to shareholders • Higher percentage of debt is unsecured corporate (recourse) debt FOREST CITY FOREST CITY/REIT COMPARISON While Forest City is similar to a typical REIT in many ways, there are important differences 14

Foundry Lofts Washington, D.C. This adaptive reuse residential building features 137 loft apartments and 33 penthouse suites. Located at The Yards mixed-use development, this building offers views of the riverfront, the Washington National’s ballpark and even Capitol Hill. 15

BALANCED, DIVERSE NOI SOURCES (1) Includes limited-distribution subsidized senior housing. (2) Includes write-offs of abandoned development projects, non-capitalizable development costs, and unallocated management and service company overhead, net of tax credit income. (3) Includes Richmond, Virginia. (4) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets. 16 NOI by Product Type: 704,008$ NOI by Market Type: 675,660$ Casino Land Sale 36,484 Casino Land Sale 36,484 Arena (1,237) Arena (1,237) The Nets (4,672) The Nets (4,672) Corporate Activities (53,944) Corporate Activities (53,944) Other (2) (40,636) Other (2) (40,636) Military Housing 28,348 Grand Total NOI 640,003$ Grand Total NOI 640,003$ Net Operating Income by Product Type Net Operating Income by Core Market Pro-Rata Consolidation (dollars in thousands) Pro-Rata Consolidation (dollars in thousands) Year Ended January 31, 2013 Year Ended January 31, 2013 Retail $235,956 33.5% Office $243,085 34.5% Apartments (1) $167,172 23.8% Military Housing $28,348 4.0% Hotels $10,975 1.6% Land $18,472 2.6% New York City $200,508 29.7% Greater Washington, D.C.(3) $65,292 9.7% Los Angeles $64,805 9.6% Boston $43,266 6.4% Greater San Francisco $41,371 6.1% Denver $41,065 6.1% Chicago $29,023 4.3% Philadelphia $25,072 3.7% Dallas $4,385 0.6% Non-Core Markets $111,235 16.5% Regional Malls(4) $49,638 7.3%

NOI BY PRODUCT TYPE AND MARKET* * Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. (1) Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets 17 Year Ended January 31, 2013 New York City 56% 20% 11% 29.7% Washington DC 8% 11% 14% 9.7% Los Angeles 0% 24% 5% 9.6% Boston 14% 0% 6% 6.4% San Francisco 4% 8% 9% 6.1% Denver 0% 5% 3% 6.1% Chicago 2% 3% 9% 4.3% Philadelphia 2% 2% 10% 3.7% Dallas 0% 0% 3% 0.6% Regional Malls (1) 0% 21% 0% 7.3% Total "Core NOI" 83.5% Cleveland 9% 2% 19% Pittsburgh 3% 3% 1% Florida 0% 0% 3% Other Markets 2% 1% 7% Non-Core Market NOI 16.5% 100.0% 100.0% 100.0% 100.0% Total NOI by Market Office Retail Apartments

NOI BY MARKET AND PRODUCT TYPE* * Excludes limited-distribution subsidized senior housing, military housing, supported living, land, land sales, hotels, and other. Year Ended January 31, 2013 18 Office Retail Apartments SUM New York City 68% 24% 8% 100% Washington DC 31% 39% 30% 100% Los Angeles 0% 90% 10% 100% Boston 80% 0% 20% 100% San Francisco 23% 44% 33% 100% Denver 5% 68% 27% 100% Chicago 22% 28% 50% 100% Philadelphia 19% 23% 58% 100% Dallas 0% 0% 100% 100% Cleveland 40% 9% 51% 100% Pittsburgh 26% 69% 5% 100% Florida 0% 67% 33% 100% Las Vegas 0% 100% 0% 100% Other Markets 8% 58% 34% 100% 39% 38% 23% 100%

RECENTLY OPENED: BARCLAYS CENTER  Opened in September, 2012 and located in Brooklyn, New York, the Barclays Center is a state-of-the-art sports and entertainment venue and the anchor of our Atlantic Yards mixed-use project.  82% of forecasted contractually obligated revenues currently under contract  The 670,000 square foot LEED designed arena is the home to Brooklyn Nets basketball (NBA), future home of the New York Islanders (NHL), and is expected to host more than 200 cultural and sporting events annually.  Has already welcomed approximately 1.4 million visitors for a wide variety of sports and entertainment events, including approximately 45 sold-out events to date as of March 28, 2013. 19

RECENTLY OPENED: BOILERMAKER SHOPS 20  Located at The Yards in Washington, D.C.  Opened Q4 2012  A 39,000 s.f. adaptive reuse project  Ground level retail and mezzanine office space in a one-of-a-kind setting: a former industrial building at the historic Navy Yard  As of March 1, 2013, 63% Leased

RECENTLY OPENED: THE CONTINENTAL 21  Located in Dallas, Texas  Opened: Q1 – 2013  203 Unit Apartment Building  Located at our Mercantile Place on Main development  Forest City now has more than 700 apartments in downtown Dallas located at Mercantile Place on Main, Wilson Building and The Continental.

UNDER CONSTRUCTION: B2 BKLYN  First residential tower at Atlantic Yards, immediately adjacent to the Barclays Center  Construction began Q4 2012  Anticipated opening of Q2 2014  Will be built using modular construction  32 Floors, 322’ tall  363 Units: 50% Below Market/50% Market Rate  4,000 SF of ground floor retail  Full Service Building with luxury amenities  Expected to achieve LEED Silver certification 22

UNDER CONSTRUCTION: LUMBER SHED • 32,000 s.f. mixed-use office building with street-level restaurants • 80% lease commitment • Q3-13 anticipated opening TWELVE12 • A mixed-use project with 218 rental apartments above 88,000 s.f. of street level retail, including a 50,000 s.f. grocery store and a 28,000 s.f. fitness center • 90% lease commitment (retail) • Q3-14 anticipated opening 23

THE YARDS DEVELOPMENT: SITE PLAN

In total, a 42-acre mixed-use project in the Neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District of Washington, D.C. Expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space.



Boilermaker Shops
Retail/Office
Opened Q4-2012
Twelve12
218 units of residential
over grocery store
Opening Q3-2014
Foundry Lofts Apts.
Completed Late 2011
Currently 98% Leased
Riverfront Park (5.5 Acres)
Completed Fall 2010
The Lumber Shed
Dining/Office
Expected Opening Q3-2013
USDOT HEADQUARTERS
USDOT HEADQUARTERS
QUANDER STREET SE
N STREET SE
TINGEY STREET SE
WATER STREET SE
RIVER STREET
FIRST STREET SE
CANAL STREET SE
2ND STREET SE
3RD STREET SE
4TH STREET SE
5TH STREET SE
5 1/2 STREET SE
NATIONALS BALLPARK
WASHINGTON NAVY YARD
ANACOSTIA RIVER
Retail
Residential
Office
theyards

ForestCity 24

ATLANTIC YARDS DEVELOPMENT: PROJECT PLAN  6,400 Residential Units  2,250 Affordable Units  Transit and Infrastructure Improvements  LEED Certified & Sustainable Development  FC cash investment of approximately $500 million B2 25

NON-CORE ASSET DISPOSITIONS (UPDATE)  Forest City continues to pursue a strategy of disposing non-core assets.  During 2012, we disposed of 12 non-core operating properties, generating cash liquidity of $129 million. In addition, as part of our focus on core rental properties, we successfully completed the sale of substantially all of our land held for disposition, a strategic decision we announced at the beginning of 2012.  Year-to-date 2013, we have disposed of Millender Center apartments in Detroit, a non-core market, and the Plaza at Robinson Town Center in Pittsburgh, a non-core product type located in a non-core market.  2013: We will continue to seek divestment of Non-Core Assets in Non-Core markets generating expected cash proceeds in a range of approximately $200 -$250 million and removing approximately $300 - $375 million of property level debt. 26

Charleston Town Center Charleston, WV This premier shopping and dining destination features over 130 specialty shops on three levels. Located in downtown Charleston, adjacent to the Charleston Civic Center, the center is just minutes from the interstate, Yeager Airport and 1,500 hotel rooms. In 2012, Forest City made major renovations, resulting operating efficiencies and improved customer experience. 27

Pro-Rata Consolidation (Dollars in thousands) 2012 2011 Comparable NOI - Total 595,285$ 3.2% 576,871$ Comparable NOI - Office 236,800$ 2.1% 231,991$ Comparable NOI - Retail 225,092$ 2.1% 220,530$ Comparable NOI - Residential 133,393$ 7.3% 124,350$ Total "Core NOI" 564,425$ 3.9% 543,384$ Total Mortgage debt and notes payable, nonrecourse 7,297,685$ -4.1% 7,609,706$ Total Projects under Construction & Development 1,138,497$ -40.0% 1,897,317$ Funds From Operations 267,408$ 50.1% 178,189$ Operating Funds From Operations 234,739$ 3.2% 227,491$ % Change 2012 RESULTS - AT A GLANCE 28

Q4 2012 RESULTS - AT A GLANCE

We are committed to execute on our strategy of operational excellence

	Q4 2012	% Change	Q4 2011
Regional Mall Sales per square foot (PSF) (Rolling 12-month basis)	$ 470	↑ 6.1%	$ 443
Residential Total Comparable Monthly Average Rental Rates	$ 1,290	↑ 4.1%	$ 1,239
	Contractual Rent PSF (1) (2)	% Change	Prior Rent PSF. (1) (2)
12 Month Regional Mall Leasing Spread PSF (New vs Expiring)	$ 50.76	↑ 11.3%	$ 45.62
12 Month Office Leasing Spread PSF (New vs Expiring)	$ 28.71	↓ -2.8%	$ 29.55

(1) Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges.
(2) For all new leases, contractual rent per square foot is the new base rate as of rental commencement. For all expiring leases, contractual rent per square foot is the base rate at the time of expiration, plus an applicable escalations.

FORESTCITY

29

OFFICE PORTFOLIO OVERVIEW  47 properties, 13.0M s.f. in conventional and life science office  Concentrations in New York and Boston  Key properties: – New York Times, Manhattan (shown) – University Park at MIT, Cambridge – MetroTech Center, Brooklyn The New York Times headquarters, Manhattan, New York 30 91.0% 91.5% 91.4% 90.4% 89.5% 80.0% 85.0% 90.0% 95.0% 100.0% January 31, 2012 April 30, 2012 July 31, 2012 October 31, 2012 January 31, 2013 Office Comparable Occupancy Recap For the three months ended:

APARTMENT PORTFOLIO OVERVIEW  121 apartment communities, 34,110 total units (24,209 at pro-rata)  Key properties: – 8 Spruce Street, Manhattan – DKLB BKLN, Brooklyn – Foundry Lofts, Washington D.C. – Metro 417, Los Angeles (shown) – Presidio Landmark, San Francisco Metro 417, Los Angeles 31 11.9% 11.0% 10.3% 6.0% 6.4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% January 31, 2012 April 30, 2012 July 31, 2012 October 31, 2012 January 31, 2013 Quarterly Residential Comparable NOI Increase For three months ended:

RETAIL PORTFOLIO OVERVIEW  45 centers, 24.1M total s.f., 14.7M GLA  Enclosed regional malls, open-air lifestyle centers, big-box/power centers, specialty centers  Key properties: – San Francisco Centre/ The Emporium – Short Pump Town Center, Richmond – Victoria Gardens, Rancho Cucamonga, CA – Westchester’s Ridge Hill, New York (Shown) – 42nd Street, New York Westchester’s Ridge Hill, Yonkers, New York (1) All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data in the Company's supplemental package. In addition, the data is presented on a one-month lag to be consistent with the calendar year end of our tenants. 32 $443 $456 $461 $465 $470 $380 $400 $420 $440 $460 $480 January 31, 2012 April 30, 2012 July 31, 2012 October 31, 2012 January 31, 2013 FCE Regional Mall Sales per Square Foot (1) Rolling 12-month basis for the periods presented

STAPLETON 33 Located on the site of Denver’s former international airport, Stapleton is one of the largest urban redevelopments in the United States. Forest City was named Master Developer in 1998; construction began in 2001. In 2011, a new interchange opened on Interstate 70 in Denver that greatly enhances access to Stapleton, particularly the northern portion of the project, opening the area for additional development. 2012 marked the tenth anniversary of the first residents moving into Stapleton. Today, this 4,700-acre, mixed use community is home to an estimated 15,000 residents and includes 4,700 homes, 779 rental apartments, 2.1 million s.f. of retail, nearly 400,000 s.f. of office space, 1.2 million s.f. of flex/R&D space, 9 schools, and 800 acres of parks, open space and trails. Of the total acreage designated for development at Stapleton, Forest City has acquired 1,800 acres to date, with 1,142 acres remaining for future development. Recent openings and current projects under development can be found in the appendix.

34 8 Spruce Street New York City (Lower Manhattan), New York 8 Spruce Street is the tallest residential building in the Northern Hemisphere (76 stories, 899 units). Designed by renowned architect Frank Gehry, the rental apartment building includes a pre-k through 8th grade school, and an ambulatory care facility for New York Downtown Hospital.

35 *Weighted Average Interest Rate of Senior and Subordinated Debt SENIOR AND SUBORDINATED DEBT AND PREFERRED EQUITY BRIDGE 2013 YTD vs. 2009 (in millions) $1,084 $847 504.0 178.0 125.0 570.0 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 2009 Year End Issuing New Convertible Debt/Preferred Equity Converting Debt/Preferred to Equity Exchanging Straight Debt for Conv Debt/Preferred Debt Paydowns/Buybacks 2013 Year to Date Actively Accessing the Capital Markets Wtd Average Int Rate* 5.8% Wtd Average Int Rate* 5.6%

2 9 46 5 13 2 22 5 85 1 6 1 5 0 35 0 46 1 50 0 10 5 2 9 20 0 30 0 20 0 15 0 10 0 1,58 4 0 200 400 600 800 1,000 1,200 1,400 1,600 2010 2011 2012 2013 2014 2015 2016 2017 2018 2034 Total Millio n s ($ ) Change in Recourse Debt Capacity - 1/31/2013 Compared to 1/31/10 1/31/13 Non-Convertible Debt/Capacity 1/31/13 Convertible Debt 1/31/10 Debt/Capacity 36 * On April 16, 2013, Forest City entered into separate, privately negotiated exchange agreements to exchange $138.9m aggregate principal of its 3.625% Puttable Equity-Linked Senior Notes due 2014. Following the exchange, approximately $61m of the 2014 Notes will remain outstanding. ** On March 29, 2013, Forest City redeemed the remaining $53m of outstanding 7.625% Senior Notes due 2015. *** On February 21, 2013, Forest City closed on a new 3 year, $465m Credit Facility. ADDRESSING RECOURSE DEBT MATURITIES ** * ***

NET ASSET VALUE DISCLOSURE * * Footnotes provided in the appendix section 37 Q4 2012 Stabilized Nonrecourse (Dollars in millions at pro-rata) NOI (1) NOI Debt (4) Commercial Real Estate A B =A+B Retail Regional Malls 43.2$ (0.8)$ 42.4$ 169.6$ (2,149.7)$ Specialty Retail Centers 14.4 1.8 16.2 64.8 (615.7) Subtotal Retail 57.6$ 1.0$ 58.6$ 234.4$ (2,765.4)$ Office Life Science Office 11.0$ 1.7$ 12.7$ 50.8$ (390.5)$ New York Office 33.8 — 33.8 135.2 (1,406.6) Central Business District 7.7 (1.1) 6.6 26.4 (132.0) Suburban/Other Office 3.8 — 3.8 15.2 (161.7) Subtotal Office 56.3$ 0.6$ 56.9$ 227.6$ (2,090.8)$ Hotels 2.0$ 0.7$ 2.7$ 11.0$ (67.0)$ Arena 4.5$ 5.1$ 9.6$ 38.5$ (138.6)$ Residential Real Estate Apartments 37.1$ 2.0$ 39.1$ 156.4$ (1,687.6)$ Subsidized Senior Housing (5) 3.1$ 1.0$ 4.1$ 16.4$ (118.5)$ Military Housing 7.4$ (3.6)$ 3.8$ 15.0$ (54.1)$ Subtotal Rental Properties 168.0$ 6.8$ 174.8$ 699.3$ (6,922.0)$ Other (18.2) 10.7 (7.5) (30.0) — Total Rental Properties 149.8$ 17.5$ 167.3$ 669.3$ (6,922.0)$ Development Pipeline Debt Adjustment (6) — — — — 472.0 Adjusted Total Rental Properties 149.8$ 17.5$ 167.3$ 669.3$ (6,450.0)$ Net Asset Value Components - January 31, 2013 Completed Rental Properties (“CRP”) Net Stabilized Annualized Adjustments (2) Stabilized NOI (3)

NET ASSET VALUE DISCLOSURE * * Footnotes provided in the appendix section 38 (Dollars in millions at pro-rata) Nonrecourse debt (4) Net Book Value 898.4$ (472.0)$ $ 426.4 Projects under construction 185.3$ (164.0)$ $ 21.3 Adjusted projects under construction 1,083.7$ (636.0)$ $ 447.7 Projects under development 953.2$ (192.3)$ $ 760.9 Land held for development and sale 58.8$ (8.4)$ $ 50.4 $ 1,259.0 Cash and equivalents 364.9$ $ 364.9 Restricted cash and escrowed funds 446.1$ $ 446.1 Notes and accounts receivable, net (7) 428.5$ $ 428.5 Net investments and advances to unconsolidated entities 218.9$ $ 218.9 Prepaid expenses and other deferred costs, net 231.7$ $ 231.7 Land held for divestiture 10.5$ (11.0)$ $ (0.5) $ 1,689.6 Bank revolv ing credit facility —$ -$ Senior and subordinated debt (1,033.0)$ $ (1,033.0) Less: convertible debt 599.5$ $ 599.5 Construction payables (119.4)$ $ (119.4) (769.2)$ $ (769.2) $ (1,322.1) 222.8 Weighted Average Shares Outstanding - Diluted Number of shares for the three months ended January 31, 2013 (In millions) Book Value (4) Development Pipeline Westchester's Ridge Hill (Adjusted for amounts included in CRP) (6) Other Tangible Assets Recourse Debt and Other Liabilities Operating accounts payable and accrued expenses (8)

39 IMPLIED CAP RATE THROUGH OUR NET ASSET VALUE DISCLOSURE (Dollars in millions, except share price) Development Pipeline 100% of Pro Rata Cost Development Pipeline 0% of Pro Rata Cost FCE.A Stock Price as of 4/15/2013 A 17.53$ 17.53$ Wtd. Avg Shares Outstanding - Diluted B 222.8 222.8 Market Capitalization AXB= C 3,905.7$ 3,905.7$ Net Book Value of Development Pipeline 1,259.0$ -$ Net Book Value of Other Tangible Assets 1,689.6 1,689.6 Net Book Value of Recourse Debt and Other Liabilities (1,322.1) (1,322.1) D 1,626.5$ 367.5$ Implied Equity Value of Completed Rental Properties =C-D 2,279.2$ 3,538.2$ Book Value of Adjusted Rental Properties Nonrecourse Debt 6,450.0 6,450.0 Implied Gross Value of Completed Rental Properties 8,729.2$ 9,988.2$ Annualized Stabilized NOI for Completed Rental Properties 669.3$ 669.3$ Implied Cap Rate 7.7% 6.7%

Appendix  Lease Expirations 41  Pipeline 43  Military Housing 49  Select Financial Covenants 50  Westchester’s Ridge Hill – Site Plan 51  Asset Sales 52  Sustainability 53  Net Asset Value Components Footnotes 54  Operating Funds From Operations Definition 55  Reconciliation of Operating FFO to FFO 56  Reconciliation of FFO and EBDT to Net Earnings/(Loss) 57 40

Office Lease Expirations (as of 1/31/2013) 41 (1) GLA = Gross Leasable Area. (2) Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square feet includes base rent and common area maintenance. (3) Square feet of expiring leases and average contractual rent per square feet are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases.. 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 2013 2014 2015 2016 2017 Office Lease Expirations Percentage of Contractual Rent Expiring As of January 31, 2013 EXPIRATION YEAR NUMBER OF EXPIRING LEASES SQUARE FEET OF EXPIRING LEASES (3) PERCENTAGE OF TOTAL LEASED GLA (1) CONTRACTUAL RENT EXPIRING (2) PERCENTAGE OF TOTAL CONTRACTUAL RENT AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (3) 2013 91 930,283 8.18% $ 19,475,116 5.79% $ 22.68 2014 68 961,751 8.46 23,780,855 7.07 42.08 2015 62 579,858 5.10 12,184,998 3.62 25.72 2016 64 1,030,243 9.06 25,350,486 7.54 31.92 2017 43 620,644 5.46 10,233,740 3.04 18.18

Retail Lease Expirations (as of 1/31/2013) 42 (1) GLA = Gross Leasable Area. (2) Contractual rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because contractual rent is determined using the tenant’s contractual rental agreements at our ownership share as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable). Contractual rent per square feet includes base rent, fixed additional charges for marketing/promotional charges, common area maintenance and real estate taxes. (3) Square feet of expiring leases and average contractual rent per square feet (less real estate taxes) are operating statistics that represent 100% of the square footage and contractual rental income per square foot from expiring leases. EXPIRATION YEAR NUMBER OF EXPIRING LEASES SQUARE FEET OF EXPIRING LEASES (3) PERCENTAGE OF TOTAL LEASED GLA(1) CONTRACTUAL RENT EXPIRING(2) PERCENTAGE OF TOTAL CONTRACTUAL RENT AVERAGE CONTRACTUAL RENT PER SQUARE FEET EXPIRING (3) 2013 349 1,224,408 10.14% $ 36,354,263 10.79% $ 34.04 2014 322 1,166,662 9.67 32,885,579 9.76 36.49 2015 244 947,806 7.85 28,376,749 8.42 37.16 2016 258 1,313,697 10.88 41,443,690 12.30 46.98 2017 206 1,291,246 10.70 35,705,193 10.59 34.28 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 2013 2014 2015 2016 2017 Retail Lease Expirations Percentage of Contractual Rent Expiring As of January 31, 2013

Pipeline: Projects Opened Located in Forest City’s master planned Stapleton development, Botanica Eastbridge, is a 118 unit apartment complex that opened in the third quarter of 2012. 43 Note: See page 42 in the Supplemental Package for the year ended January 31, 2013 for footnotes. As of January 31, 2013 Cost at FCE Pro-Rata Cost at Full Total Cost Pro-Rata Share Sq. ft./ Gross Date FCE Legal FCE % (a) Consolidation at 100% (Non-GAAP) (c) No. of Leasable Lease Property Location Opened Ownership % (a) (1) (GAAP) (b) (2) (1) X (2) Units Area Commitment % (e) 2012 Retail Center: The Yards - Boilermaker Shops Washington, D.C. Q4-12 100% 100% 21.9$ 21.9$ 21.9$ 39,000 39,000 63% Office: Johns Hopkins Parking Garage Washington, D.C. Q4-12 85% 100% 29.3$ 29.3$ 29.3$ 492,000 Residential: The Aster Town Center Denver, CO Q1-12/Q2-12 90% 90% 10.4$ 10.4$ 9.4$ 85 91% Botanica Eastbridge Denver, CO Q3-12 90% 90% 15.4 15.4 13.9 118 53% 25.8$ 25.8$ 23.3$ 203 Arena: Barclays Center Brooklyn, NY Q3-12 34% 34% 950.7$ 950.7$ 323.2$ 670,000 18,000 seats ( i ) 82% ( j ) Total 2012 Openings 1,027.7$ 1,027.7$ 397.7$ Fee Development Project (d) Las Vegas City Hall Las Vegas, NV Q1-12 - - $ 0.0 146.2$ $ 0.0 270,000 (in millions)

Pipeline: Projects Under Construction 44 Note: See page 42 in the Supplemental Package for the year ended January 31, 2013 for footnotes. As of January 31, 2013 Cost at FCE Pro-Rata Cost at Full Total Cost Pro-Rata Share Sq. ft./ Gross Anticipated FCE Legal FCE % (a) Consolidation at 100% (Non-GAAP) (c) No. of Leasable Lease Property Location Opening Ownership % (a) (1) (GAAP) (b) (2) (1) X (2) Units Area Commitment % (e) Retail Center: The Yards - Lumber Shed Washington, D.C. Q3-13 100% 100% 15.5$ 15.5$ 15.5$ 32,000 32,000 80% Residential: Continental Building Dallas, TX Q1-13 100% 100% 54.6$ 54.6$ 54.6$ 203 5,000 Aster Northfield Denver, CO Q3-13/14 90% 90% 50.0 50.0 45.0 352 - Stratford Avenue Fairfield, CT Q3-13/Q4-13 100% 100% 23.2 23.2 23.2 128 - Brooklyn Atlantic Yards - B2 BKLYN Brooklyn, NY Q2-14 100% 100% 183.9 183.9 183.9 363 - 120 Kingston ( f ) Boston, MA Q2-14 50% 50% 0.0 133.3 66.7 240 5,000 The Yards - Twelve12 Washington, D.C. Q3-14 80% (k) 100% 119.8 119.8 119.8 218 88,000 Retail: 90% West Village Dallas, TX Q3-14/15 100% 100% 88.6 88.6 88.6 381 - 520.1$ 653.4$ 581.8$ 1,885 98,000 Total Under Construction 535.6$ 668.9$ 597.3$ Fee Development Project (d) Dept. of Health & Mental Hygiene (DHMH)Baltimore, MD Q2-14 - - $ 0.0 135.0$ $ 0.0 234,000 (in millions)

Projects Opened: Prior Two Years 45 Note: See page 42 in the Supplemental Package for the year ended January 31, 2013 for footnotes. Cost at FCE Pro-Rata Cost at Full Total Cost Pro-Rata Share Sq. ft./ Gross Date FCE Legal FCE % (a) Consolidation at 100% (Non-GAAP) (c) No. of Leasable Lease Property Location Opened Ownership % (a) (1) (GAAP) (b) (2) (1) X (2) Units Area Commitment % (e) Retail Centers: Westchester's Ridge Hill Yonkers, NY Q2-11/12 70% 100% 891.1$ 891.1$ 891.1 1,336,000 ( g ) 1,336,000 60%/68% ( h ) East River Plaza ( f ) Manhattan, NY Q4-09/Q2-10 35% 50% 0.0 390.6 195.3 527,000 527,000 93% 891.1$ 1,281.7$ 1,086.4$ 1,863,000 1,863,000 Residential: 8 Spruce Street ( f ) Manhattan, NY Q1-11/12 18% 26% $ 0.0 875.7$ 227.8 899 92% Foundry Lofts Washington, D.C. Q4-11 80% 100% 58.0 58.0 58.0 170 98% Presidio Landmark San Francisco, CA Q3-10 1% 100% 96.6 96.6 96.6 161 94% 154.6$ 1,030.3$ 382.4$ 1,230 Total Prior Two Years Openings 1,045.7$ 2,312.0$ 1,468.8$ Recap of Total Prior Two Years Openings Total 2011 949.1$ 1,824.8$ 1,176.9$ Total 2010 96.6 487.2 291.9 Total Prior Two Years Openings 1,045.7$ 2,312.0$ 1,468.8$ (in millions)

Additional Projects Under Development (As of January 31, 2013)

Below is a summary of our active large scale development projects, which have yet to commence construction, referred to as our "shadow pipeline," which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $797.7 million ($1,016.1 million at full consolidation) of projects Under Development ("PUD") on our balance sheet and pro-rata mortgage debt of $176.0 million ($235.5 million at full consolidation).

1) *Atlantic Yards* - Brooklyn, NY

Atlantic Yards is adjacent to the state-of-the-art arena, Barclays Center, which opened in September 2012 and was designed by the award-winning firms Ellerbe Becket and SHoP Architects. Atlantic Yards is expected to feature more than 6,400 units of housing, including over 2,200 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Construction of the first residential tower, B2 BKLYN, with a total of 363 units, of which 181 are affordable, commenced in December 2012 and is expected to open in Q2-14.

2) *LiveWork Las Vegas* - Las Vegas, NV

LiveWork Las Vegas is a mixed-use project on a 13.5-acre parcel in downtown Las Vegas. At full build-out, the project will have the new 270,000 square-foot City Hall and is also expected to include up to 1 million square feet of office space and approximately 300,000 square feet of retail space. The City Hall is owned by the city of Las Vegas, which held its dedication ceremony on March 5, 2012.

3) *The Yards* - Washington, D.C.

The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. The full project is expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. The first residential building, Foundry Lofts, opened in November 2011 and includes ground level retail which opened in 2012. The first retail project, Boilermaker Shops, opened in Q4-12 and tenant construction is currently underway. The second retail project, Lumber Shed, is expected to open in Q3-13. Additionally, Twelve12, a mixed-use project, is under construction and is expected to feature 218 residential units and 88,000 square feet of retail space, with lease commitments of 90% already in place for the available retail space.

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Additional Projects Under Development (As of January 31, 2013)

4) *Colorado Science + Technology Park at Fitzsimons* - Aurora, CO

The 184-acre Colorado Science + Technology Park at Fitzsimons is becoming a hub for the biotechnology industry in the Rocky Mountain region. Anchored by the University of Colorado at Denver Health Science Center, the University of Colorado Hospital and The Denver Children's Hospital, the park will offer cost-effective lease rates, build-to-suit office and research sites, and flexible lab and office layouts in a cutting-edge research park. The park is also adjacent to Forest City's 4,700-acre Stapleton mixed-used development.

5) *The Science + Technology Park at Johns Hopkins* - Baltimore, MD

The 31-acre Science + Technology Park at Johns Hopkins is a new center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. In 2008, Forest City opened the first of those buildings, 855 North Wolfe Street, a 279,000 square-foot office building anchored by the Johns Hopkins School of Medicine's Institute for Basic Biomedical Sciences. In December 2012 Forest City completed construction and opened a 492,000 square-foot parking garage at 901 N. Washington Street, providing approximately 1,450 parking spaces for Johns Hopkins and the active buildings at the Science + Technology Park. Construction of a second commercial building totaling 234,000 square feet commenced in January 2012. The new building is being developed on a fee basis and will be fully leased to the Department of Health & Mental Hygiene (DHMH) upon its anticipated opening in Q2-14.

6) *Waterfront Station* - Washington, D.C.

Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of retail stores and restaurants.

7) *300 Massachusetts Avenue* - Cambridge, MA

Located in the science and technology hub of Cambridge, MA, the 300 Massachusetts Avenue block represents an expansion of University Park @ MIT. In a 50/50 partnership with MIT, Forest City is presently focused on a project that reflects a development program of approximately 260,000 square feet of lab and office space. Potential redevelopment of the entire block is possible with the acquisition of adjacent parcels in future phases, and would result in an approximately 400,000 square foot project.

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Military Housing

As of January 31, 2013

Below is a summary of our Military Housing development projects. The Company provides development, construction and management services for these projects and receives agreed upon fees for these services. The following phases still have a percentage of units opened and under construction:

Property	Location	Opening/ Anticipated Opening	FCE Pro-Rata %	Cost at Full Consolidation (in millions)	Total Cost at 100% (in millions)	No. of Units
Military Housing - Recent Openings						
Air Force - Southern Group: Keesler Air Force Base	Biloxi, MS	2011-2012	0.0%	$ 0.0	$ 5.0	1,188
Military Housing - Under Construction						
Hawaii Phase IV	Kaneohe, HI	2007-2014	*	$ 0.0	$ 479.3	1,141
Air Force – Southern Group:						
Joint Base Charleston	Charleston, SC	2011-2013	0.0%	0.0	76.4	345
Arnold Air Force Base	Tullahoma, TN	2011-2013	0.0%	0.0	10.2	22
Shaw Air Force Base	Sumter, SC	2011-2015	0.0%	0.0	152.7	630
Total Under Construction				**$ 0.0**	**$ 718.6**	**2,138**

* The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.

Summary of Military Housing Net Operating Income (14,104 end-state units)

Development and construction management fees related to our military housing projects are earned based on a contractual percentage of the actual development and construction costs incurred. We also recognize additional development and construction incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development and construction agreements. NOI from development, construction and incentive fees was $1,906,000 and $10,164,000 for the three months and year ended January 31, 2013, respectively, and $2,611,000 and $9,773,000 for the three months and year ended January 31, 2012, respectively.

Property management and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $3,612,000 and $14,398,000 for the three months and year ended January 31, 2013, respectively, and $4,724,000 and $14,276,000 for the three months and year ended January 31, 2012, respectively.

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Forest City is proud to participate in the privatization of rental residential communities for military families. Our portfolio includes more than 14,000 military family homes located in eight states. These include the Southern Group Air Force bases, the U.S. Air Force Academy, and Naval installations in Hawaii, Washington, Illinois, Indiana and Tennessee. Military Housing NOI (In Thousands) MILITARY HOUSING 49 $- $5,000 $10,000 $15,000 $20,000 $25,000 2005 2006 2007 2008 2009 2010 2011 2012 Property Management $1,776 $4,092 $3,379 $6,834 $9,881 $9,872 $10,967 $11,201 Asset Management $316 $559 $1,141 $2,272 $2,192 $2,993 $3,309 $3,197 Construction $1,149 $3,344 $9,033 $12,345 $8,783 $5,634 $4,158 $1,216 Development $3,334 $8,983 $16,624 $23,541 $11,169 $5,883 $5,615 $8,948 Total $6,573 $16,978 $30,177 $44,992 $32,025 $24,381 $24,049 $24,562

SELECT FINANCIAL COVENANTS Forest City’s bank revolving credit facility contains certain restrictive financial covenants. A summary of select financial covenants as defined in each agreement, all of which Forest City is compliant with at January 31, 2013, follows: Requirement As of Current As of As of As of Per Agreement January 31, 2013 "Cushion" October 31, 2012 July 31, 2012 April 30, 2012 Credit Facility Financial Covenants (1) Debt Service Coverage Ratio…………………. 1.35x 1.84x 0.49x 1.88x 1.88x 1.89x Cash Flow Coverage Ratio……………………………2.50x 3.62x 1.12x 3.47x 3.38x 3.57x Total Development Ratio………………………. <17% 8.61% 8.39% 8.81% 10.89% 10.96% (1) Beginning February 1, 2013, the debt serv ice coverage ratio requirement increased to 1.40x and the cash flow coverage ratio increased to 2.75x. All other financial covenant requirements remained the same. 50

WESTCHESTER’S RIDGE HILL – SITE PLAN 51

ASSET SALES

(dollars in thousands)

	Count	Cash Proceeds	Net Sales Price	Annualized NOI	Cap rate	Leverage
Total (12 Yr + YTD 2013: 2001-2013)	112	$1,578,507	$3,819,110	$244,455	6.4%	59%
Total (10 Yr: 2003-2012)	99	$1,461,583	$3,565,355	$223,519	6.3%	59%
Total (7 Yr: 2006-2012)	78	$1,250,357	$2,984,549	$187,754	6.3%	58%
Total (5 Yr: 2008-2012)	62	$ 814,715	$2,215,830	$138,275	6.2%	63%

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Sustainability at Forest City 53 • Commitment o A corporate core value since 2003 o Dedicated Energy and Sustainability Department o First Corporate Social Responsibility (CSR) report, following Global Reporting Initiative (GRI) framework, to be published in May 2013 • Results o Energy Efficiency: o Strategic energy management programs have reduced energy used by 4.4% and saved $2.5 million since our 2010 baseline year o December 2011 – Joined the national Better Buildings Challenge, a U.S. Department of Energy initiative, and pledged to reduce energy use by 20% by 2020 across 14 million s.f. of the overall portfolio o Green Building: o 45+ projects certified or seeking certification (LEED, Energy Star, others) o Approx. 23.1% of total portfolio is certified or seeking certification (based on cost at pro-rata) o Experience with many LEED Rating Systems, including: New Construction, Core and Shell, Commercial Interiors, Homes, Neighborhood Development (Forest City is among the Top 5 LEED ND users) o Renewable Energy: o In-house capability to develop and manage alternative energy projects o 6.2MW of renewable energy projects (solar, wind, waste-to-energy) deployed on existing Forest City assets as well as stand-alone locations o Forest City included in Calvert Social Index since September, 2010

NET ASSET VALUE COMPONENTS FOOTNOTES 1. Pro-rata Q4 2012 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended January 31, 2013 in the Supplemental Operating Information section of the supplemental package, filed with the SEC on form 8-K on March 27, 2013. 2. The net stabilized adjustments column represents net adjustments required to arrive at an annualized stabilized NOI for those properties currently in initial lease up periods, net of the removal of partial period NOI for recently sold properties. For those properties currently in initial lease up periods we have included stabilization adjustments as follows: a) NOI for 8 Spruce Street, Botanica Eastbridge (Apartments) and The Yards - Boilermaker Shops (Specialty Retail Centers) is reflected at 5% of the pro-rata cost disclosed in our Development Pipeline disclosure. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased up properties. See note 6, which describes the treatment of Westchester's Ridge Hill. b) Annual NOI for the Barclays Center Arena is expected to stabilize at approximately $70 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q4 2012 NOI to arrive at an annual stabilized NOI of $38.5 million. In addition, we include stabilization adjustments from quarterly NOI as follows: c) Participation payments of $1.7 million have been excluded from the life science office NOI. d) Due to the fluctuation of NOI as a result of distribution restrictions from our subsidized senior housing properties, we have included a stabilization adjustment to the Q4 2012 NOI to arrive at a stabilized NOI generated for the year ended January 31, 2013. e) Due to the seasonality of conventions at our hotels, we have included a stabilization adjustment to the Q4 2012 NOI to arrive at the NOI generated for the year ended January 31, 2013. f) At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property management fees, net of operating expenses, to be $15.0 million. g) Other excludes write-offs of abandoned development projects of $12.8 million, tax credit income of $5.6 million and certain non- recurring development and operating overhead. The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure. 3. Pro-rata annualized stabilized NOI is calculated by taking the Q4 2012 stabilized NOI times a multiple of four. 4. Amounts are derived from the respective pro-rata balance sheet line item as of January 31, 2013 and are reconciled to their GAAP equivalents in the Selected Financial Information section of the supplemental package, filed with the SEC on form 8-K on March 27, 2013. 5. Represents limited-distribution subsidized senior housing properties. 6. Westchester's Ridge Hill has their assets shown in the Development Pipeline section of this model. Westchester's Ridge Hill, as of January 31, 2013, had $898.4 million costs incurred at pro-rata consolidation and $472.0 million of nonrecourse mortgage debt at pro-rata consolidation which were transferred to CRP. In order to account for this property during initial lease up, we have made the following adjustments: a) All costs and associated debt for Westchester's Ridge Hill for purposes exclusive to this disclosure were reclassed to "Adjusted Projects Under Construction" in the Development Pipeline section of this schedule. Accordingly, all NOI, through the net stabilized adjustments column for the Regional Malls product type, and debt have been removed from the CRP section of the NAV schedule. 7. Includes $164.1 million of straight-line rent receivable (net of $15.8 million of allowance for doubtful accounts). 8. Includes $37.8 million of straight-line rent payable. 54

OPERATING FUNDS FROM OPERATIONS Operating FFO—In addition to reporting FFO, we report Operating FFO as an additional financial measure of our operating performance (see Reconciliation of FFO to Net Earnings (Loss), included elsewhere in this investor update). We believe it is appropriate to adjust FFO, as defined by NAREIT, for significant non-recurring items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on- going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance. Operating FFO may not be comparable to similarly titled measures used by other companies. Operating FFO is defined as FFO, as defined by NAREIT, adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of Land Group projects; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method; viii) other non-recurring items such as income generated from the casino land sale; ix) the Nets pre-tax FFO; and x) income taxes on FFO. 55

RECONCILIATION OF OPERATING FFO TO FFO

Pro-Rata Consolidation	**Three Months Ended January 31,**			**Years Ended January 31,**		
	2013	2012	% Change	**2013**	2012	% Change
	(in thousands)			*(in thousands)*		
Portfolio Pre-tax FFO:						
Commercial Group	$ **31,388**	$ 58,021		$ **266,656**	$ 311,912	
Residential Group	**30,436**	27,026		**126,983**	97,973	
Arena	**(174)**	1,525		**4,716**	8,197	
Land Group	**24,145**	(148,930)		**(22,782)**	(149,061)	
Adjustments to Portfolio Pre-Tax FFO:						
Net loss (gain) on land held for divestiture activity	**(18,112)**	153,363		**33,463**	157,313	
Abandoned development project write-offs	**12,821**	907		**26,575**	8,838	
Tax credit income	**(5,585)**	(4,009)		**(22,317)**	(28,793)	
(Gain) loss on extinguishment of portfolio debt	**(354)**	(236)		**(7,529)**	(18,383)	
Net gain on change in control of interests	**—**	—		**(4,064)**	—	
Straight-line rent adjustments	**(3,442)**	(4,213)		**(15,159)**	(7,208)	
Casino land sale	**—**	—		**(36,484)**	(42,622)	
Adjustments to Portfolio Pre-Tax FFO subtotal	**(14,672)**	145,812		**(25,515)**	69,145	
Portfolio Pre-tax Operating FFO	**71,123**	83,454	(14.8)%	**350,058**	338,166	3.5 %
Corporate Group Pre-tax FFO	**(29,244)**	(31,028)		**(116,108)**	(121,475)	
Loss on extinguishment of debt - Corporate Group	**—**	—		**789**	10,800	
Operating FFO	**41,879**	52,426	(20.1)%	**234,739**	227,491	3.2 %
Nets Pre-tax FFO	**18,035**	(11,845)		**(4,672)**	(26,814)	
Add back adjustments to Portfolio Pre-Tax FFO above	**14,672**	(145,812)		**25,515**	(69,145)	
Add back loss on extinguishment of debt - Corporate Group	**—**	—		**(789)**	(10,800)	
Income tax benefit (expense) on FFO	**2,963**	64,517		**12,615**	57,457	
FFO	$ **77,549**	$ (40,714)	290.5 %	$ **267,408**	$ 178,189	50.1 %

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RECONCILIATION OF FFO AND EBDT TO NET EARNINGS/(LOSS)

	Three Months Ended January 31, 2013		Three Months Ended January 31, 2012		Year Ended January 31, 2013		Year Ended January 31, 2012	
	FFO	EBDT	FFO	EBDT	FFO	EBDT	FFO	EBDT
	(in thousands)							
Net earnings (loss) attributable to Forest City Enterprises, Inc.	**$ 58,468**	**$ 58,468**	$ (105,386)	$ (105,386)	**$ 36,425**	**$ 36,425**	$ (86,486)	$ (86,486)
Depreciation and Amortization—Real Estate Groups	**85,001**	**85,001**	72,642	72,642	**301,437**	**301,437**	281,704	281,704
Impairment of depreciable rental properties	**—**	**—**	1,095	1,095	**35,304**	**35,304**	54,211	54,211
Gain on disposition of rental properties and partial interests in rental properties	**(107,681)**	**(107,681)**	(14,114)	(14,114)	**(151,001)**	**(151,001)**	(82,028)	(82,028)
Income tax expense (benefit) adjustments — current and deferred [1]								
Gain on disposition of rental properties and partial interests in rental properties	**41,761**	**41,761**	5,473	5,473	**58,935**	**58,935**	31,812	31,812
Impairment of depreciable rental properties	**—**	**—**	(424)	(424)	**(13,692)**	**(13,692)**	(21,024)	(21,024)
Straight-line rent adjustments	**—**	**(3,442)**	—	(4,213)	**—**	**(15,159)**	—	(7,208)
Net gain on change in control of interests	**—**	**—**	—	—	**—**	**(4,064)**	—	—
Net (gain) loss on land held for div estiture activ ity	**—**	**(18,112)**	—	153,363	**—**	**33,463**	—	157,313
Amortization of mortgage procurement costs—Real Estate Groups	**—**	**3,652**	—	3,571	**—**	**14,992**	—	14,670
Preference payment	**—**	**—**	—	(24)	**—**	**—**	—	1,732
Allowance for projects under dev elopment rev ision	**—**	**—**	—	1,000	**—**	**—**	—	(1,000)
Income tax expense (benefit) adjustments — current and deferred [1]								
Deferred income tax expense (benefit) on operating earnings	**—**	**(5,597)**	—	5,321	**—**	**12,058**	—	51,699
Net gain (loss) on land held for div estiture activ ity	**—**	**7,025**	—	(59,479)	**—**	**(12,978)**	—	(61,011)
Net gain on change in control of interests	**—**	**—**	—	—	**—**	**1,576**	—	—
FFO/EBDT	**$ 77,549**	**$ 61,075**	$ (40,714)	$ 58,825	**$ 267,408**	**$ 297,296**	$ 178,189	$ 334,384

[1] See page 36 in the Supplemental Package for the year ended January 31, 2013 for footnotes.

FORESTCITY

57

Forest City Enterprises, Inc., is an NYSE-listed national real estate company with $10.6 billion in total assets (1/31/2013). The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. Founded in 1920 and based in Cleveland, Ohio, Forest City’s diverse portfolio includes hundreds of premier properties located throughout the United States. We are especially active in our Core Markets – New York City, Boston, Greater Washington, D.C./Baltimore, Denver, Los Angeles, Greater San Francisco, Dallas, Philadelphia and Chicago – where we have overcome high barriers to entry and developed a unique franchise. These are great urban markets with strong demographics and good growth potential. Investor Relations Contacts: Jeff Frericks 216-416-3546 jeffreyfrericks@forestcity.net Dale Koler 216-416-3341 dalekoler@forestcity.net